Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-270414 and 333-237131) of Homology Medicines, Inc.,

(2)	Registration Statement (Form S-8 No. 333-270398) pertaining to the Homology Medicines, Inc. 2018 Incentive Award Plan and Homology Medicines, Inc. 2018 Employee Stock Purchase Plan, and

(3)

Registration Statement (Form S-8 No. 333-224030) pertaining to the Homology Medicines, Inc. 2015 Stock Incentive Plan, as amended, Homology Medicines, Inc. 2018 Incentive Award Plan and Homology Medicines, Inc. 2018 Employee Stock Purchase Plan;

of our report dated March 26, 2024, relating to the consolidated financial statements of Q32 Bio, Inc. as of and for the years ended December 31, 2023 and 2022 appearing in this Current Report (Form 8-K) of Homology Medicines, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 26, 2024